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                  AMENDMENT ONE TO EXECUTIVE STOCK APPRECIATION

                 RIGHTS AND NON QUALIFIED STOCK OPTION AGREEMENT

     This Amendment One to Executive Stock Appreciation Rights and Non Qualified Stock Option Agreement ("Amendment") is made and entered into this 28 day of October 2000, between Medical Technology Systems, Inc., a Delaware corporation (the "Company"), and Todd E. Siegel (the "Executive').

                                   Background

     A. On February 6, 1995, the Company and the Executive entered into an Executive Stock Appreciation Rights and NonQualified Stock Option Agreement, a true, correct and authentic copy of which is attached hereto as Exhibit "A" (the Agreement").

     B. It is the parties' desire to amend the Agreement as set forth below. THEREFORE, in consideration of the mutual covenants and promises set forth herein, and in consideration of Executive's continued employment with and service with the Company and its subsidiaries, the parties agree as follows:

          1.   The Background is true and correct, and is incorporated herein.

          2.   Section 1.14 of the Agreement is deleted and replaced as follows:

               "Total Market Capitalization" means the total number of shares of common stock outstanding on the Valuation Date multiplied by the weighted average closing bid price of the common stock trade on the NASDAQ/NMS (or other market or exchange). The "weighted average closing bid price" shall be determined by multiplying the closing bid price on the Valuation Date by the number of shares of Common Stock traded on the Valuation Date and repeating the calculation for each of the four days preceding the Valuation Date, then dividing the sum of the five calculations by the aggregate number of shares of Common Stock traded during the five day period.


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          3.   The following  definition is added to Section 1 of the Agreement:

               1.18 "Floor Value" means the highest Total Market Capitalization of the Company from March 31, 2000 through March 31, 2005 as measured on March 31 of any year during that time period. By way of example, for the time period from March 31, 2000 through March 31, 2001, the Floor Value is $3,336,736.00 (the Total Market
               Capitalization as of March 31, 2000). If the Total Market Capitalization as of March 31, 2001 exceeds $3,336,736.00, then the March 31, 2001 Total Market Capitalization will be the new
               Floor Value. If the Total Market Capitalization as of March 31, 2001 does not exceed $3,336,736.00 then $3,336,736.00 will remain the Floor Value.

          4. Section 1.15 of the Agreement is deleted, and replaced as follows:

               "Incremental Value" means the difference between the Total Market Capitalization of the Company at the end of a fiscal year (i.e., March 31) and the Floor Value. Example: the Floor Value of the company as of March 31, 2000 is $3,336,736.00. The Total Market Capitalization of the Company as of March 31, 2001 is $4,000,000.00. Incremental Value is defined as the difference between the Total Market Capitalization on March 31, 2001 and the Floor Value or $663,264.00. (In addition, the "Floor Value" for the next fiscal year will be $4,000,000.00).

          5.   Section 2.A. is deleted, and replaced as follows:

               A. Grant of SAR's. Subject to the terms and conditions of this Agreement, the Company hereby grants the Executive, as additional compensation, which the Executive may receive, effective as of each March 31st during the term of this Agreement, if the Executive is then employed, Stock Appreciation Rights equal to 3.25% of the Incremental Value of the Company. Any stock appreciation rights granted under this Agreement shall vest immediately.

          6.   Section 2.B. is deleted,  and replaced as follows:

               B. Payment of SAR. Except as may be provided in any other provision here to the contrary, the Executive, or as the case may be, his estate or legatees, heirs or assigns, shall be paid an amount in cash equal to the value of any Stock Appreciation Rights within 120 days after each Incremental Valuation Date. If the Total Market Capitalization at any fiscal year-end is less than the Floor Value, the Executive will not be entitled to compensation pursuant to this Stock Appreciation Right. There is no requirement that in the determination of Incremental Value that the prior base fiscal year be the fiscal year with the highest preceding value. Measurements of Incremental Value will be done on a year-to-year basis based upon the annual change in Total Market Capitalization between Valuation Dates.


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          7.   Section 2.F. is deleted, and replaced as follows:

               Termination of Employment. If Executive ceases to be employed by the company and/or its subsidiaries at any time during the term of this Agreement, for any reason other than for "cause" termination as described in the Executive's Employment Agreement, the Valuation Date shall be the date of such termination of employment. The executive shall be entitled to his SARs based upon the increase in value between the Floor Value and the Total Market Capitalization of the company on the date of termination. Payment shall be due to the executive, his estate, assigns, or legal representatives within sixty (60) days of the termination date. Payment shall be in the form of cash or the company's common stock, at the election of the executive, as described in subparagraph 2.C. above.

          8. This Amendment is intended to act prospectively and will govern the calculation of all Stock Appreciation Rights granted after the date of the Amendment. This Amendment does not, in any way, affect the grant of any Stock Appreciation Rights which occurred, or should have occurred, prior to the date of this Amendment.

          9. Other than as modified by this Amendment, the Agreement, and all provisions of the Agreement which are not modified by this Amendment, remain in full force and effect. This Amendment is intended to modify only those provisions which are expressly modified by this Amendment.

          10. The parties expressly incorporate the modifications set forth in this Amendment into the Agreement. IN WITNESS WHEREOF, the Parties have executed this Agreement this ____ day of ________, 2000. Medical Technology Systems, Inc.


                                          By:  _________________________________

_______________________________           Print: _______________________________

                                          Its: _________________________________
________________________________
Witnesses for MedTech                     Date: ________________________________


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_______________________________           Todd Siegel __________________________

_______________________________           Date: ________________________________

Witnesses for Siegel